SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 9, 2001
                                                          -------------


                                  MONEYZONE.COM
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                   0-25022                   72-1148906
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     (State or other            (Commission                (IRS Employer
     Jurisdiction of            File Number)            Identification No.)
        formation)

           6000 Fairview Road, Suite 1410, Charlotte, NC         28210
           -----------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code (704) 522-1410
                                                           --------------



          (Former name or former address, if changes since last report)

ITEM 5.  OTHER EVENTS

         MoneyZone.com (the "Company") announced that it has entered into an Agreement and Plan of Merger with its wholly owned subsidiary, Sutton Merger Corp., a Delaware corporation ("Merger Sub") and Sutton Online, Inc., a Delaware corporation ("Sutton Online"), dated April 9, 2001 (the "Agreement"). Pursuant to the Agreement, Merger Sub will merge into Sutton Online whereby Sutton Online will be the surviving corporation (the "Merger").

         Sutton Online, Inc. is an innovative, direct access software company providing online trading solutions to individuals, broker dealers, and financial institutions. Sutton Online is a majority owned subsidiary of Global Capital Partners, Inc. which is also the parent of MoneyZone.com.

         The Merger is subject to certain conditions including, but not limited to, the approval of the stockholders of the Company and compliance with the Securities and Exchanges Act of 1934. The Company intends to file an Information Statement pursuant to Section 14 (c) of the Securities Act of 1934 relating to, among other things, the Merger.

         The Merger provides that each outstanding share of common stock of Sutton Online, par value $.025 per share ("Sutton Online Common Stock") will be converted into one share of the common stock, $.15 par value per share, of the Company ("MoneyZone Common Stock"). Each outstanding warrant to purchase Sutton Online Common Stock will be converted into a warrant exercisable into the same number of shares of MoneyZone Common Stock at the same exercise price.

         The foregoing description of the transactions contemplated by the Plan of Merger is a summary only and is qualified in its entirety by reference to the complete copy of the Plan of Merger attached as an exhibit to this Form 8-K.

         In addition, on April 9, 2001, the Company entered into an Agreement (the "Revised Agreement") with Global Capital Partners, Inc., ("GCAP") which superceded in its entirety the March 7, 2001 Agreement regarding the conversion of the MoneyZone Convertible Debenture. Under the terms of the MoneyZone Convertible Debenture, GCAP was entitled to receive 9,886,236 shares of the Company's Stock. Under the terms of the Revised Agreement, the Company and GCAP agreed that the Company shall issue to GCAP 8,448,990 shares of the Company's Common Stock and 100,000 shares of the Company's Series A Preferred Stock. Under the terms of the Revised Agreement, the Company is no longer transferring to GCAP all of its assets.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS.

         (1) Press Release of the Company, dated April 9, 2001.
         (2) Agreement and Plan of Merger, dated April 9, 2001.
         (3) Letter Agreement between the Company and Global Capital Partners, Inc., dated April 9, 2001.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                       MONEYZONE.COM


                                       By: /s/ RANDALL F. GREENE
                                           ------------------------------------
                                           Name: Randall F. Greene
                                           Title: Chief Executive Officer and
                                                  President


Dated:    April 10, 2001


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